Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 3 TO SLOT RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO SLOT RECEIVABLES PURCHASE AGREEMENT, dated as of March 22, 2013 (this “Amendment”), is entered into by and among: (a) Tenneco Automotive RSA Company, a Delaware corporation (“Seller”), (b) Tenneco Automotive Operating Company Inc., a Delaware corporation (“Tenneco Operating”), as initial Servicer (the “Servicer”, and together with Seller, the “Seller Parties”), (c) Wells Fargo Bank, National Association, a national banking association, individually (“Wells Fargo” and, together with its successors and permitted assigns, the “SLOT Purchaser”), and as agent for the SLOT Purchaser (in such capacity, together with its successors and assigns in such capacity, the “SLOT Agent”), and consented to by JPMorgan Chase Bank, N.A., as First Lien Agent under the Intercreditor Agreement (as defined below) (in such capacity, together with its successors and assigns, the “First Lien Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement (hereinafter defined).

PRELIMINARY STATEMENTS

The parties hereto are parties to that certain SLOT Receivables Purchase Agreement dated as of March 26, 2010 (as amended or otherwise modified from time to time, the “Agreement”). Seller, Servicer, the SLOT Agent, as Second Lien Agent, and the First Lien Agent are parties to that certain Intercreditor Agreement dated as of March 26, 2010 (as heretofore amended, the “Intercreditor Agreement”).

Seller has requested that the SLOT Purchaser sell, assign, transfer and reconvey all of its right, title and interest in and to certain Receivables arising in connection with the sale of goods or the rendering of services by the Originators to, and the obligation to pay any Finance Charges by, Advance Stores Company Incorporated, O’Reilly Automotive Inc., Genuine Parts Company and The Pep Boys - Manny, Moe & Jack and their respective Subsidiaries (the “Reassignment Receivables”), all Related Security with respect to such Reassignment Receivables and all Collections with respect to, and other proceeds of, such Reassignment Receivables (collectively, the “Reassignment Assets”), and the SLOT Purchaser, on the terms and conditions set forth herein, is willing to sell, assign, transfer and reconvey all of its right, title and interest in and to all of the Reassignment Assets.

Subject to the terms and conditions hereof, the parties hereto agree to amend the Agreement as hereinafter set forth.

1. Amendments.

1.1. The definitions on Exhibit I to the Agreement of the terms set forth below are hereby amended and restated in their entirety to read, respectively, as follows:

“Extra Special Concentration Amount” means, on any date of determination, for each of the following Obligors, the excess, if any, of (a) the product of (i) the percentage for such Obligor and its Affiliates set forth in the table below (the “Extra Special Concentration Limit”) and (ii) (A) for each of General Motors Company and its Affiliates and Ford Motor Company and its Affiliates, the aggregate Outstanding Balance of all Eligible Receivables and (B) for all other listed Obligors and their Affiliates, the aggregate Outstanding Balance of all Eligible Receivables minus the sum of the Pass Through Reserve, the Warranty Reserve, the Sales Promotion Reserve and the Price Give Back Accrual, over (b) the “Overconcentration Amount” under (and as defined in) the First Lien Receivables Purchase Agreement for such Obligor as determined under the First Lien Receivables Purchase Agreement:

OBLIGOR	EXTRA SPECIAL CONCENTRATION LIMIT
General Motors Company and Affiliates	10.0%
Ford Motor Company and Affiliates	12.0%

In the event the SLOT Agent changes its view of the credit risk of any such Obligor as a result of events or developments occurring after the date of this Agreement, the SLOT Agent may, upon not less than 10 Business Days’ notice to Seller, reduce any Extra Special Concentration Limit but not to a limit lower than the applicable “Special Concentration Limit” under (and as defined in) the First Lien Receivables Purchase Agreement.

“LMIR” means, for any day, the sum of (a) the one-month “Eurodollar Rate” for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page), plus (b) the Applicable Margin.

“SLOT Termination Date” means March 21, 2014.

1.2. The definition on Exhibit I to the Agreement of the term “Advance Ineligibles” is hereby deleted in its entirety.

2. Reassignment of Assets.

(a) Subject to Seller’s receipt of fair market value as determined by the parties (the “Transfer Price”) in accordance with the terms hereof and Seller’s and Tenneco Operating’s agreements in this Section 2(a) and in Section 2(b) below, the SLOT Purchaser does hereby sell, assign, transfer and reconvey to Seller without recourse, representation or warranty (other than the absence of any adverse claim created by it) all of its right, title and interest (including its SLOT Interest) in and to the Reassignment Assets. Seller hereby agrees that except as set forth above Seller, shall have no recourse against the SLOT Agent or the SLOT Purchaser with respect to the Reassignment Assets.

(b) Each of Seller and Servicer, agrees to hold the Transfer Price in accordance with the provisions of the Agreement relating to Collections and to apply the Transfer Price as Collections for purposes of the Agreement on the date hereof (which application may be on a net, non-cash basis) and the SLOT Agent and SLOT Purchaser agree to such application.

(c) Each of the SLOT Agent and the SLOT Purchaser hereby acknowledges and agrees that, subject to Seller’s receipt of the Transfer Price, Seller will sell, assign, transfer and reconvey to each of the Originators, as applicable, without recourse, representation or warranty, for the Transfer Price, all of Seller’s right, title and interest in and to the Reassignment Assets, in each case to the Originator who initially sold, transferred, assigned and/or contributed such Reassignment Assets. Each of the SLOT Agent and SLOT Purchaser hereby consents to such sale, assignment, transfer and reconveyance.

(d) Each party hereto agrees that, at any time and from time to time, upon the written request of any other party hereto and at the expense of the Originators, it will execute, authorize and deliver such further documents and do such further acts and things as the requesting party may reasonably request in order to effect the purposes of this Section 2.

3. Representations and Warranties. In order to induce the SLOT Agent and the Purchasers to enter into this Amendment, each of the Seller Parties hereby represents and warrants to them as follows: (a) The execution and delivery by it of this Amendment and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part, (b) this Amendment has been duly executed and delivered by it, (c) each of its representations and warranties set forth in Article V of the Agreement is true and correct as of the date hereof in all material respects as though made on and as of such date, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold, and (d) as of the date hereof, no event has occurred and is continuing that would constitute a Amortization Event or a Potential Amortization Event.

4. Conditions Precedent. Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent: (a) The SLOT Agent shall have received: (i) counterparts hereof, duly executed by each of the parties hereto, (ii) counterparts to Third Amended and Restated Fee Letter dated the date hereof (the “Fee Letter”), duly executed by each of the parties thereto and (ii) receipt of any fee payable on the date hereof under the Fee Letter; and (b) each of the representations and warranties contained in Section 3 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.

5. Miscellaneous.

5.1. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

5.2. Integration; Binding Effect; Survival of Terms. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

5.3. Counterparts; Severability. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.4. Ratification. Except as expressly modified hereby, the Agreement is hereby ratified, approved and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Second Lien Agent

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

ACKNOWLEDGED AND CONSENTED TO:

JPMORGAN CHASE BANK, N.A., as First Lien Agent

By:	/s/ John M. Kuhns
Name:	John M. Kuhns
Title:	Executive Director

TENNECO AUTOMOTIVE RSA COMPANY, a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	President and Treasurer

TENNECO AUTOMOTIVE OPERATING COMPANY INC., a Delaware corporation

By:	/s/ Gary Silha
Name:	Gary Silha
Title:	Assistant Treasurer

By its signature below, the undersigned hereby consents to the terms of the foregoing Amendment, confirms that its Performance Undertaking remains unaltered and in full force and effect and hereby reaffirms, ratifies and confirms the terms and conditions of its Performance Undertaking:

TENNECO INC., a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	Vice President Treasurer and Tax

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